Exhibit 8(b)(iv)

                                 AMENDMENT #2 TO
                                 ---------------

                             PARTICIPATION AGREEMENT
                             -----------------------

The Participation Agreement (the "Agreement"), dated as of May 1, 2003, as amended, by and among AIM Variable Insurance Funds, a Delaware trust; A I M Distributors, Inc., a Delaware corporation; Jefferson National Life Insurance Company, a Texas life insurance company and Inviva Securities Corporation, is hereby amended as follows:

      1. The "Separate Accounts Utilizing the Funds" portion of Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

SEPARATE ACCOUNTS UTILIZING THE FUNDS
-------------------------------------

o     Jefferson National Life Annuity Account C
o     Jefferson National Life Annuity Account E
o     Jefferson National Life Annuity Account F
o     Jefferson National Life Annuity Account G
o     Jefferson National Life Annuity Account H
o     Jefferson National Life Annuity Account I
o     Jefferson National Life Annuity Account J
o     Jefferson National Life Annuity Account K
o     Jefferson National Life Account L

      2. The "Contracts Funded by the Separate Accounts" portion of Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
-----------------------------------------

o     22-4025 (Individual)
o     32-4000 (Group)
o     22-4047/32-4003 (Achievement)
o     22-4048/32-4002 (Educator)
o     22-4061
o     22-4056
o     CVIC-2000 or -2001(state specific)
o     CVIC-2004 or -2005(state specific)
o     JNL-2100
o     JNL-2200
o     CVIC-1001 and -1003
o     JNL-22-4061
o     JNL-2000
o     JNL-2004
o     JNL-2300
o     JNL-2300-1
o     JNL-2300-2


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      3. Effective June 30, 2006, the name of the  Underwriter  has been changed from Inviva Securities Corporation to Jefferson National Securities Corporation.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: May 1, 2008


                                   AIM VARIABLE INSURANCE FUNDS

                                   By:
                                          --------------------------------
                                   Name:
                                          --------------------------------
                                   Title:
                                          --------------------------------


                                   A I M DISTRIBUTORS, INC.

                                   By:
                                          --------------------------------
                                   Name:
                                          --------------------------------
                                   Title:
                                          --------------------------------


                                   JEFFERSON NATIONAL LIFE INSURANCE COMPANY

                                   By:
                                          --------------------------------
                                   Name:  Craig A. Hawley
                                   Title: General Counsel & Secretary


                                   JEFFERSON NATIONAL SECURITIES
                                   CORPORATION

                                   By:
                                          --------------------------------
                                   Name:  Craig A. Hawley
                                   Title: President


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